UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2021

NET SAVINGS LINK, INC./DE

(Exact name of registrant as specified in its charter)

Colorado	000-53346	82-1337551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Grosvenor Street Mayfair
London, United Kingdom	W1K 4QW
(Address of principal executive offices)	(Zip Code)

+44 (0)20 7355-3525

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 28, 2021, the Company entered into a definitive share purchase agreement with Virtuabroker Ltd., a company incorporated under the laws of England, to acquire ten percent (10%) of the shares of Virtuabroker Ltd., in exchange for a cash payment of sixty thousand and sixty U.S. Dollars ($60,060.00).

On March 30, 2021, the Company and Virtuabroker Ltd. amended the February 28, 2021 definitive share purchase agreement. The Company will now have the option to acquire an additional twenty percent (20%) of the shares of Virtuabroker Ltd., in exchange for a cash payment of three hundred thousand U.S. Dollars ($300,000.00). In addition, the Company has been granted pre-emptive rights to acquire additional shares of Virtuabroker Ltd.

ITEM 7.01	REGULATION FD DISCLOSURE.

On April 16, 2021, the Company’s CEO, James A. Tilton, announced the closing and terms of the definitive share purchase agreement and amendment with Virtuabroker Ltd., a company incorporated under the laws of England.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following exhibit is filed herewith:

2.1 Definitive share purchase agreement dated February 28, 2021

2.2 Amendment to definitive share purchase agreement dated March 30, 2021

99.1 Press Release dated April 16, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2021

NET SAVINGS LINK, INC.

/s/	James A. Tilton
James A. Tilton, Chief Executive Officer